Exhibit 99

NEWS:

The Sherwin-Williams Company • 101 West Prospect Avenue •

Cleveland, Ohio 44115 • (216) 566-2140

Sherwin-Williams Board Elects Al Mistysyn CFO

Effective January 2017

Sean Hennessy will transition to Senior Vice President – Corporate

Planning, Development and Administration

CLEVELAND, OHIO, October 25, 2016 - The Sherwin-Williams Company (NYSE: SHW) announced today that its Board of Directors has elected Allen J. Mistysyn to serve as Senior Vice President – Finance and Chief Financial Officer, effective January 1, 2017. Mr. Mistysyn, 47, has served as Sherwin-Williams’ Senior Vice President – Corporate Controller since October 2014 and will assume the CFO duties currently held by Sean P. Hennessy. Mr. Hennessy will remain with the Company in the role of Senior Vice President – Corporate Planning, Development and Administration where he will provide support for the Valspar acquisition integration planning process and assist Mr. Mistysyn with his new role to ensure a smooth transition of responsibilities.

“This appointment is the result of the Board’s multi-year succession planning process to identify the absolute best candidate to assume leadership of the Company’s financial and risk management operations,” said John Morikis, President and Chief Executive Officer. “Al has served as an important member of our senior leadership team for many years and exemplifies the right combination of financial, strategic and accounting leadership experience to support the Company’s continued growth and success.”

Mr. Mistysyn has held a variety of operational and corporate finance leadership positions since joining Sherwin-Williams in June 1990. Prior to his appointment as Senior Vice President – Corporate Controller, he served as Vice President – Corporate Controller from May 2010 to October 2014. Mr. Mistysyn also served as Vice President – Assistant Corporate Controller from August 2009 to May 2010, Vice President – Controller, Paint and Coatings Division from November 2006 to August 2009, and Vice President – Controller, Consumer Division from February 2003 to November 2006. Additionally, Mr. Mistysyn served in various roles in our Paint Stores Group and Product Finishes Division. Mr. Mistysyn holds a Bachelor’s degree in Finance with a minor in Economics from The Pennsylvania State University, and a Master’s degree in Business Administration from Case Western Reserve University.

“We are fortunate to have such a strong internal candidate in Al Mistysyn for the role of CFO, a reflection of our ongoing commitment to management development and succession,” said John Stropki, Sherwin-Williams’ Lead Director. “The Board is also pleased that Sean Hennessy will continue to provide support and guidance as we transition to a new CFO and close the acquisition of Valspar. Sean’s extraordinary vision, insight and execution during his 15 years as CFO have been instrumental in contributing to the Company’s strong operating results, responsible and disciplined financial management and significant returns for our shareholders.”

Sherwin-Williams also announced that, effective October 25, 2016, the Board elected Jane M. Cronin as Senior Vice President – Corporate Controller. Mr. Mistysyn will serve in the role of Senior Vice President – Finance until assuming the role of Senior Vice President – Finance and CFO on January 1, 2017.

Ms. Cronin, age 49, has been employed with Sherwin-Williams since September 1989. She has served as Vice President – Corporate Audit and Loss Prevention since September 2013. She served as Vice President – Controller, Diversified Brands Division, Consumer Group from July 2005 to September 2013, prior to which she served as Director of Accounting, Consumer Group from August 2003 to July 2005. Ms. Cronin holds a Bachelor’s degree in Accounting from Miami University (Ohio).

“Jane is a highly effective leader and a skilled accountant,” said Mr. Morikis. “This appointment reflects our recognition of her success with the Company and our confidence in her skills and experience to lead the Company’s global accounting operations and financial reporting functions.”

The Sherwin-Williams Company, founded in 1866, is one of the world’s leading companies engaged in the manufacture, distribution and sale of coatings and related products to professional, industrial, commercial and retail customers.

Investor Relations Contact:

Bob Wells

Senior Vice President – Corporate Communications and Public Affairs

Sherwin-Williams

Direct: 216.566.2244

rjwells@sherwin.com

Media Contact:

Mike Conway

Director – Corporate Communications

Sherwin-Williams

Direct: 216.515.4393

Pager:  216.422.3751

mike.conway@sherwin.com

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